Exhibit 99.1

Courier To Exit Stoughton Plant

Competitive Pressures, Technology Shifts Force Closure of Redundant Facility

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--March 1, 2011--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced that it will be closing its manufacturing plant in Stoughton, Massachusetts on April 30, 2011 due to competitive pressures and technology shifts affecting the one-color paperback books in which the plant specializes.

Courier’s Stoughton plant currently employs 110 people. It is the smallest and least versatile of Courier’s six manufacturing facilities, and has seen its volume decline in recent years as customers have increasingly turned to four-color production, shorter print runs and more efficient short-run alternatives such as digital printing, in which the company has invested heavily in the last year.

In connection with the closing, Courier estimates pre-tax restructuring costs of approximately $6 million for severance, pension withdrawal liabilities and other expenses. In addition, the facility’s lease obligates Courier to pay an aggregate of $2.7 million through 2015, although the company is pursuing options to reduce those costs. Overall, Courier expects the cash impact of the closing to be approximately $3 million over the remainder of fiscal 2011 with the majority of the remaining cash impact spread over 5-20 years.

“As we noted last month, advancing technology, increasing customization, shorter run-lengths and the continuing shift to four-color production have not only reduced demand for one-color work, but intensified competition for the one-color work that remains,” said Courier Chairman and Chief Executive Officer James F. Conway III. “I deeply regret having to close this long-time Courier facility, but after due deliberation we are convinced that it is the only available solution to bring our one-color capacity in line with today’s economy.

“We are grateful to all our Stoughton employees for their professionalism and loyalty over the years, and we will make every effort to help them through this inevitably painful transition, including by helping affected employees find new jobs at other Courier facilities. I know our customers appreciate the quality and service we provided in Stoughton, and I want to assure them that all their work will remain in good hands. We are determined to remain the service leader in our industry.”

About Courier Corporation

Courier Corporation publishes, prints and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two lines of business: full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

Forward-Looking Information

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in the Company’s labor relations, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and
Chief Financial Officer
www.courier.com